                                                                    EXHIBIT 99.1

Contact:    Jeffrey B. Lavin
            Vice President of Finance and
            Chief Financial Officer
            (978) 567-4089

            John A. Pino
            Chairman of the
            Board, President and
            Chief Executive Officer
            (978) 567-4101


                   ACT MANUFACTURING, INC. ANNOUNCES OFFERING
                        OF CONVERTIBLE SUBORDINATED NOTES

HUDSON, MA. - APRIL 6, 2000 - ACT Manufacturing, Inc. (Nasdaq:ACTM) today announced that it intends, subject to market and other conditions, to raise approximately $100.0 million ($110.0 million, if the option granted to the initial purchasers is exercised in full) through an offering of convertible subordinated notes to qualified institutional buyers.

The Company stated that it intends to use the net proceeds of the offering for the proposed acquisition of the issued shares and outstanding options of GSS Array Technology Public Company Limited (GSS Thailand) and other general corporate purposes, including other potential acquisitions.

This news release does not constitute an offer to sell or the solicitation of an offer to buy the securities. Any offers of the securities will be made only by means of a private offering memorandum. The securities to be offered will not be registered under the Securities Act of 1933 or applicable state securities laws, and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or available exemption from such registration requirements.

ACT Manufacturing, Inc., headquartered in Hudson, Massachusetts, provides value-added electronic manufacturing services for original equipment manufacturers in the networking and telecommunications, computer, and industrial and medical equipment markets. The Company provides OEMs with complex printed circuit board assembly primarily utilizing advanced surface mount technology, mechanical and molded cable and harness assembly, electromechanical subassembly, and total system assembly and integration. The Company has operations in California, Georgia, Massachusetts, Mississippi, Mexico and Ireland.

Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements regarding the offering, the use of the proceeds from the offering, the proposed acquisition of GSS Thailand, the anticipated benefits of the GSS Thailand acquisition, current or future financial performance, management's plans and objectives for future operations and management's assessment of market factors, as well as statements regarding the strategy and plans of the Company, constitute forward-looking statements which involve risks and uncertainties. These risks include, without limitation, the Company's ability to complete the offering and the acquisition of GSS Thailand; the effectiveness of managing manufacturing processes; financial results and shareholder value; the Company's dependence on major customers; increased competition and its effects on pricing, revenues and gross margins, and the customer base; future customer demand; the Company's ability to timely complete, configure and ship products; the Company's increased international operations; and changes, reductions, delays or cancellations of customer orders. In addition, the Company's business and results of operations are subject to numerous additional risks and uncertainties, including the short-term nature of customer orders, customers' announcements and introduction of new products or new generations of products, evolutions in the life cycles of customers' products, inventory obsolescence, currency exchange rate movements, trends in the electronics industry and changes or anticipated changes in market and economic conditions. For a more detailed discussion of the risks and uncertainties of the Company's business, please refer to the Company's periodic reports and registration statements filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the period ended December 31, 1999.